SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549






                                 FORM 8-K

                              CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF
                   THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported):  April 23, 1997


             SOUTHERN NEW ENGLAND TELECOMMUNICATIONS CORPORATION
            (Exact name of registrant as specified in its charter)


   Connecticut                1-9157                   06-1157778
(State or other             (Commission             (I.R.S. Employer
jurisdiction of              File Number)            Identification No.)
incorporation)


227 Church Street, New Haven, Connecticut              06510
(Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code:  (203)  771-5200


                             Not Applicable
        (Former name or former address, if changed since last report)

Item 5. Other events.

    The registrant announced today that first quarter net income was $42.4 million or $0.64 per share compared with $52.2 million or $0.80 per share in first-quarter 1996. The 1997 figures include an extraordinary after-tax charge of $3.7 million or $0.06 per share for redeeming debt. Income before the extraordinary charge was $46.1 million or $0.70 per share, down 12.5 percent from the 1996 quarter.

   Consolidated revenues and sales for the first quarter were up 1.8 percent to $482.7 million.

    The news release providing the announcement is filed as an exhibit hereto and is incorporated herein by reference.


Item 7. Financial Statements, Pro forma Financial
         Information and Exhibits.

    Exhibit 20.  News release issued April 23, 1997.

                                SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          SOUTHERN NEW ENGLAND
                                          TELECOMMUNICATIONS CORPORATION



Dated:  April 23, 1997                 By:     /s/Madelyn M. DeMatteo
                                                  Madelyn M. DeMatteo
                                                      Secretary

           SOUTHERN NEW ENGLAND TELECOMMUNICATIONS CORPORATION

                                 FORM 8-K

                              EXHIBIT INDEX




     Exhibit
     Number

       20   News release issued April 23, 1997.